                                                                    EXHIBIT 99.3


                                 iCURIE LAB INC

                                REPORT ON AUDITS
                             OF FINANCIAL STATEMENTS
                                  FOR THE YEAR
                            ENDED DECEMBER 31, 2004.
                                       AND
                            ENDED DECEMBER 31, 2003.

                         SHINHAN ACCOUNTING CORPORATION
                        MEMBER FIRM OF RSM INTERNATIONAL

                                    CONTENTS

INDEPENDENT AUDITOR'S REPORT.............................................    3

FINANCIAL STATEMENTS:

   1. BALANCE SHEETS.....................................................    4

   2. STATEMENTS OF INCOME...............................................    6

   3. STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY......................    7

   4. STATEMENTS OF CASH FLOWS...........................................    8

   5. NOTES TO FINANCIAL STATEMENTS......................................   10

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of iCurie Lab Inc

  We have audited the accompanying balance sheets of iCurie Lab Inc. (the "Company") as of December 31, 2004 and 2003, and the related statements of income, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits of theses statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003, and the results of its operations, the changes in stockholder's equity and its cash flows for the years then ended, in conformity with financial accounting standards generally accepted in the United States of America.

February 7, 2005

                                                  /s/ Lee Chan Ha
                                                  ------------------------------
                                                  Shinhan Accounting Corporation
                                                                     Lee Chan Ha

Shinhan Accounting Corporation is the Koran member firm of RSM International, each of which is a separate and independent legal entity.

                                 iCURIE LAB INC
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 2004 AND 2003
                           (US DOLLARS AND KOREAN WON)

ASSETS                                                          2004                 2004                 2003
------                                                    ----------------     ----------------     ----------------
                                                              (note3)
CURRENT ASSETS :
Quick assets
             Cash and cash equivalents (note2)            $         14,752     (Won) 15,269,416     (Won)156,254,509
             Short term financial instrument (note4)                19,322           20,000,000                    -
             Account receivables-Others (note2, 5,14)              569,305          589,287,061            8,332,836
             Short term loans (note 14)                             69,945           72,400,000           55,000,000
             Advance payments                                       45,026           46,606,453           23,530,674
             Prepaid expenses                                        4,762            4,929,094            1,024,282
             Prepaid income taxes                                       11               11,040              360,340
             Others-VAT                                             15,544           16,090,090                    -
                                                          ----------------     ----------------     ----------------

             Total current assets                                  738,667          764,593,154          244,502,641
                                                          ----------------     ----------------     ----------------

NON-CURRENT ASSETS :
Investments
             Guarantee deposits                                     49,106           50,830,000           60,750,000
                                                          ----------------     ----------------     ----------------

             Total investments                                      49,106           50,830,000           60,750,000
                                                          ----------------     ----------------     ----------------

Property, plant and equipment (note2, 6)
             Machinery                                              83,321           86,245,167           61,090,899
             Fixture and furniture                                 211,979          219,419,047          125,072,553
             Vehicles                                                9,410            9,740,120
                                                          ----------------     ----------------     ----------------

             Total                                                 304,710          315,404,334          186,163,452

             Less accumulated depreciation                        (136,419)        (141,207,218)         (88,506,125)
                                                          ----------------     ----------------     ----------------

             Property, plant and equipment, net                    168,291          174,197,116           97,657,327
                                                          ----------------     ----------------     ----------------

Intangible assets (note2,7)
             Industrial properties                                   4,908            5,080,088           98,897,460
             Organization costs                                                                            1,249,500
             Others                                                  3,422            3,542,300            6,235,700
                                                          ----------------     ----------------     ----------------

             Total intangible assets                                 8,330            8,622,388          106,382,660
                                                          ----------------     ----------------     ----------------

             Total non-current assets                              225,727          233,649,504          264,789,987
                                                          ----------------     ----------------     ----------------

TOTAL ASSETS                                              $        964,394     (Won)998,242,658     (Won)509,292,628
                                                          ================     ================     ================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES :
             Account payables-Others                                    294,566         304,905,096        225,042,929
             Short-term borrowings(note 8,14, 16)                       590,509         611,235,734      1,065,649,610
             Withholdings                                                 3,665           3,793,730          3,899,370
             Accrued expenses                                            23,489          24,313,114         18,765,269
             Current portion of long term liability (note 9)                  -                   -        200,000,000
             VAT Withholdings                                                39              40,000                  -
                                                                ---------------     ---------------    ---------------

             Total current liabilities                                  912,268         944,287,674      1,513,357,178
                                                                ---------------     ---------------    ---------------

LONG-TERM LIABILITIES :
             Bond (note 9)                                              289,842         300,015,000        400,015,000

             Total long-term liabilities                                289,842         300,015,000        400,015,000

                                                                ---------------     ---------------    ---------------
TOTAL LIABILITIES                                                     1,202,110       1,244,302,674      1,913,372,178
                                                                ===============     ===============    ===============

STOCKHOLDERS' EQUITY : (note11)
Common Stock (note 1)                                                 1,332,746       1,379,525,000        979,525,000

Capital surplus :
             Additional paid in capital                               1,256,381       1,300,480,000      1,300,480,000

Undisposed deficits
             Undisposed deficits to be carried forward               (2,826,843)     (2,926,065,016)    (3,684,084,550)

TOTAL STOCKHOLDERS' EQUITY                                             (237,716)       (246,060,016)    (1,404,079,550)
                                                                ---------------     ---------------    ---------------

TOTAL LIABILITIES AND
             STOCKHOLDERS' EQUITY                               $       964,394    (Won)998,242,658   (Won)509,292,628
                                                                ===============     ===============    ===============

                 See accompanying Notes to Financial Statements.

                                 iCURIE LAB INC
                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2004 AND 2003
                           (US DOLLARS AND KOREAN WON)

                                                                   2004                 2004                 2003
                                                             ----------------     ----------------     ----------------
NET SALES (note 2, 5, 14)                                                   -    (Won)           -                    -

COST OF SALES                                                               -                    -                    -
                                                             ----------------     ----------------     ----------------

GROSS PROFIT                                                                -                    -                    -

SELLING AND ADMINISTRATIVE EXPENSES                                 2,250,307        2,329,293,918        1,057,410,085
               (Notes 17)
                                                             ----------------     ----------------     ----------------

OPERATING INCOME (LOSS)                                            (2,250,307)      (2,329,293,918)      (1,057,410,085)
                                                             ----------------     ----------------     ----------------

OTHER INCOME
               Interest income                                             82               84,995            2,393,369
               Gain on disposition of intangible assets             3,107,312        3,216,379,041
               Gain on foreign currency transactions, net                   -                   74                    -
               Gain on foreign currency translation, net                    -                    8
               Miscellaneous income                                    16,053           16,615,937                6,833
                                                             ----------------     ----------------     ----------------

OTHER EXPENSES
               Interest expense                                       121,480          125,743,719           76,381,715
               Loss on disposition of available
                for sales securities                                        -                    -                7,219
               Loss from impairment of intangible assets               11,361           11,759,313
               Loss on disposal of property,
                plant and equipment, net                                  290              300,000            1,856,039
               Miscellaneous expense                                    7,694            7,963,571            2,130,959
                                                             ----------------     ----------------     ----------------

               Total Other (Income) Expenses                        2,982,622        3,087,313,452          (77,975,730)
                                                             ----------------     ----------------     ----------------

ORDINARY INCOME (LOSS)                                                732,315          758,019,534       (1,135,385,815)

INCOME (LOSS) BEFORE INCOME TAXES                                     732,315          758,019,534       (1,135,385,815)

INCOME TAXES (Notes 10)                                                     -                                         -

NET INCOME (LOSS)                                                     732,315          758,019,534       (1,135,385,815)
                                                             ================     ================     ================

ORDINARY INCOME (LOSS) PER SHARE (Note 12)
               Basic                                                        3                3,020               (5,795)
               Diluted                                                      3                2,942               (5,288)
NET INCOME (LOSS) PER SHARE (Note 12)
               Basic                                                        3                3,020               (5,795)
               Diluted                                                      3                2,942               (5,288)

                 See accompanying Notes to Financial Statements.

                                 iCURIE LAB INC
                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                           (US DOLLARS AND KOREAN WON)

                                                                                                  Accumulated
                                       Common Stock Issued       Additional                          Other
                                     -----------------------      Paid-in        Accumulated     Comprehensive
                                     Shares        Amount         Capital         (Deficit)      Income (Loss)       Total
(KOREAN WON)                         -------   -------------   -------------   --------------    -------------   --------------
Balance at December 31, 2002         195,905     979,525,000   1,300,480,000   (2,548,698,735)               -     (268,693,735)
Net loss                                                                       (1,135,385,815)                   (1,135,385,815)
Other comprehensive income (loss):

Balance at December 31, 2003         195,905     979,525,000   1,300,480,000   (3,684,084,550)               -   (1,404,079,550)
Issue of Common Shares                80,000     400,000,000               -                -                       400,000,000
Net Income                                                                        758,019,534                       758,019,534
Other comprehensive income (loss):                                                                                            -

Balance at December 31, 2004         275,905   1,379,525,000   1,300,480,000   (2,926,065,016)               -     (246,060,016)
                                     =======   =============   =============   ==============    =============   ==============

                                                                                       Accumulated
                                     Common Stock Issued   Additional                     Other
                                     -------------------    Paid-in     Accumulated   Comprehensive
                                     Shares      Amount     Capital      (Deficit)    Income (Loss)      Total
(US DOLLARS)                         -------   ---------   ----------   -----------   -------------   ----------
Balance at December 31, 2003         195,905     946,310   1,256,381    (3,559,158)               -   (1,356,467)
Issue of Common Shares                80,000     386,436                         -                       386,436
Net Income                                                                 732,315                       732,315
Other comprehensive income (loss):                                                                             -

Balance at December 31, 2004         275,905   1,332,746   1,256,381    (2,826,843)               -     (237,716)
                                     =======   =========   =========    ==========    =============   ==========

                 See accompanying Notes to Financial Statements.

                                 iCURIE LAB INC
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003
                           (US DOLLARS AND KOREAN WON)

                                                                              2,004                 2004                2003
                                                                         ----------------     ----------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES

    Net Income (loss)                                                    $        732,315    (Won) 758,019,534     (1,135,385,815)
                                                                         ----------------     ----------------     --------------

    Expenses not involving cash outflows :
         Depreciation                                                              53,329           55,201,093         38,301,995
         Loss on disposal of available for sale securities                                                   -              7,219
         Cost of goods sold                                                        77,215           79,925,811                  -
         Amortization of intangible assets                                          5,895            6,102,500          5,419,333
         Loss form impairment of development costs                                 11,361           11,759,313                  -
         Loss on disposal of property, plant and equipment                            290              300,000          1,856,039
                                                                         ----------------     ----------------     --------------

         Sub-total                                                                148,090          153,288,717         45,584,586
                                                                         ----------------     ----------------     --------------

    Income not involving cash inflows :
         Gain on disposition of intangible assets                               3,107,312        3,216,379,041                  -
         Sub-total                                                              3,107,312        3,216,379,041                  -
                                                                         ----------------     ----------------     --------------

    Changes in assets and liabilities related to
          operating activities :
         Decrease (increase) in accounts and notes receivable - other               7,410            7,669,646         (8,332,836)
         Decrease (Increase) in advance payments                                  (22,293)         (23,075,779)       (17,935,863)
         Decrease (Increase) in prepaid expenses                                   (3,772)          (3,904,812)         1,956,517
         Decrease (increase) in prepaid income taxes                                  337              349,300           (354,280)
         Decrease (increase) in prepaid VAT                                       (15,544)         (16,090,090)         7,061,830
         Increase (Decrease) in accounts and notes payable - other                 77,154           79,862,167        216,446,479
         Increase (Decrease) in withholdings                                         (102)            (105,640)       (14,149,470)
         Increase (Decrease) in accrued expenses                                    5,360            5,547,845        (83,806,963)
         Increase (Decrease) in VAT Witholdings                                        19               20,000                  -

         Sub-total                                                                 48,569           50,272,637        100,885,414
                                                                         ----------------     ----------------     --------------

    Net cash provided by operating activities                                  (2,178,338)      (2,254,798,153)      (988,915,815)
                                                                         ----------------     ----------------     --------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Cash inflows from investing activities :
         Decrease in short-term loan                                              144,720          149,800,000                  -
         Disposal of  available sale securities                                                              -            592,781
         Decrease in guarantee deposits                                            57,965           60,000,000
         Disposal of patent                                                     2,538,648        2,627,755,170
         Disposal of fixture and furniture                                            213              220,000          6,363,636
                                                                         ----------------     ----------------     --------------

         Sub-total                                                              2,741,546        2,837,775,170          6,956,417
                                                                         ----------------     ----------------     --------------

                                 iCURIE LAB INC
                       STATEMENTS OF CASH FLOWS(CONTINUED)

                                                                 2004                2004                2003
                                                           ---------------     ---------------     ---------------
    Cash outflows for investing activities :
         Acquisition of shor-term financial instrument              19,322          20,000,000                   -
         Increase in long-term loans                               161,530         167,200,000          55,000,000
         Increase in guarantee deposits                             48,382          50,080,000             250,000
         Acquisition of machinary                                   24,301          25,154,268          36,890,900
         Acquisition of vehicle                                      9,410           9,740,120                   -
         Acquisition of furnitures and fixtures                     94,045          97,346,494           2,100,000
         Acquisition of intangible assets                                                    -           2,000,000
         Acquisition of industrial properties                           26              27,352           8,133,887
                                                           ---------------     ---------------     ---------------

         Sub-total                                                 357,016         369,548,234         104,374,787
                                                           ---------------     ---------------     ---------------

    Net cash flows in investing activities                       2,384,530       2,468,226,936         (97,418,370)
                                                           ---------------     ---------------     ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Cash inflows from financing activities :
         Increase in short-term borrowings                         719,868         745,135,734       1,086,827,000
         Issuance of common stock                                  386,436         400,000,000                   -

         Sub-total                                               1,106,304       1,145,135,734       1,086,827,000
                                                           ---------------     ---------------     ---------------

    Cash outflows for financing activities :
         Decrease in short term borrowings                       1,158,873       1,199,549,610         455,177,390
         Repayment of convertible bond                             289,827         300,000,000                   -

         Sub-total                                               1,448,700       1,499,549,610         455,177,390
                                                           ---------------     ---------------     ---------------

    Net cash provided by (used in) financing activities           (342,396)       (354,413,876)        631,649,610
                                                           ---------------     ---------------     ---------------

NET INCREASE (DECREASE) IN CASH AND
    CASH EQUIVALENTS                                              (136,204)       (140,985,093)       (454,684,575)

CASH AND CASH EQUIVALENTS
    AT BEGINNING OF THE YEAR                                       150,956         156,254,509         610,939,084
                                                           ---------------     ---------------     ---------------

CASH AND CASH EQUIVALENTS
    AT END OF THE YEAR                                     $        14,752    (Won) 15,269,416    (Won)156,254,509
                                                           ===============     ===============     ===============

                 See accompanying Notes to Financial Statements
                                 iCURIE LAB INC
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

1. ORGANIZATION AND NATURE OF BUSINESS

      iCurie Lab Inc. (the "Company") was incorporated in 13th June 2000 under the Commercial Code of the Republic of Korea to engage in the research and development, manufacture and sale of micro cooling system using electronic technology. On May 3, 2001, the Company obtained a certification of Venture Company form Seoul Small and Medium Business Administration.

      The Company is located in 3F Joyang Bldg, 23-1, Seokchon Dong, Sonpa Gu, Seoul 138-842, Korea, republic of.

      The company's common stock was (Won) 600(million) at the incorporation and as of December 31, 2004, the amount of the Company's common stock is
      (Won) 1,379(million).

      Mr. Jeong Hyun Lee is the representative and iCurie Lab Holdings Limited is holding 80.2% of common shares of the Company as the major shareholder.

      As of December 31, 2004, the Company's shareholders are as follows:

                               NUMBER OF    PERCENTAGE OF
                                SHARES      OWNERSHIP (%)
                               ---------    -------------
iCurie Lab Holdings Limited     221,286          80.20
Others                           54,619          19.80

                                -------         ------
                                275,905         100.00
                                =======         ======

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The financial statements are presented in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below.

USE OF ESTIMATES

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. The most significant estimates and assumptions relate to the allowance for uncollectable accounts receivables, and deferred tax valuation allowance. Although these estimates are based on management's best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from the estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all cash balances and highly liquid investments, including time deposits and short-term bonds, which are readily convertible into known amounts of cash and have an original maturity of three months or less.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company provides an allowance for doubtful accounts to cover estimated losses on receivables, based on collection experience and analysis of the collectibility of individual outstanding trade receivables, other receivables, and loans.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at acquisition cost. Major renewals and betterments, which prolong the useful life or enhance the value of assets, are capitalized; expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the following useful lives:

                               Useful Lives
                               ------------
Machinery                         5 years
Fixture and furniture             5   "
Vehicles                          5   "

INTANGIBLE ASSETS

Intangible assets, comprising intellectual property rights are stated at cost less accumulated amortization. Amortization is computed using the straight-line method over the following estimated useful lives.

Intellectual property rights       5 ~ 10 years
Others                                  5 years

ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets and intangible assets that do not have indefinite lives are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. When the aggregate undiscounted future cash flows (undiscounted and without interest charges) is less than the carrying value of the asset, an impairment loss is recognized, based on the fair value of the asset.

ACCRUED SEVERANCE BENEFITS

Employees and directors with one year or more of service are entitled to receive a lump-sum payment upon termination of their employment with the Company, based on their length of service and rate of pay at the time of termination. Accrued severance benefits are estimated assuming all eligible employees were to terminate their employment at the balance sheet date. The annual severance benefits expense charged to operations is calculated based on the net change in the accrued severance benefits payable at the balance sheet date, plus the actual payments made during the year.

The Company provides entitled employees with severance payment at payroll date. There is no provision for severance benefit in the Company's balance sheet as a result of monthly settlement.

REVENUE RECOGNITION

Revenues from the sale of the Company's products are recognized when : i) persuasive evidence of an arrangement exists, ii) delivery has occurred to the customers, iii) the sales price to the customer is fixed or determinable and iv) collectibility is reasonably assured.

RESEARCH AND DEVELOPMENT COSTS

Certain costs incurred in connection with the purchase of equipment and facilities used in the Company's research and development activities are capitalized into property, plant and equipment, to the extent that they have alternative future uses. All other research and development costs are expensed as incurred. The Company has expensed (Won) 565,917 thousand, and (Won) 902,797 thousand during the years ended December 31, 2003 and 2004, respectively, for research and development costs which are included in selling, general and administrative expenses. These research and development expenses included depreciation cost of equipment and facilities used specifically for research and development activities amounting to (Won) 19,993 thousand and (Won) 22,478 thousand for the years ended December 31, 2003 and 2004, respectively.

      INCOME TAXES

      The Company recognizes deferred tax assets and liabilities created by temporary differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets and liabilities are computed on such temporary differences, including available net operating loss carryforwards and tax credits, by applying enacted statutory tax rates applicable to the years when such differences are expected to reverse. A valuation allowance is provided on deferred tax assets to the extent that it is more likely than not that such deferred tax assets will not be realized. The total income tax provision includes current tax expenses under applicable tax regulations and the change in the balance of deferred tax assets and liabilities.

3. UNITED STATES DOLLAR AMOUNTS

      The Company operates primarily in Korea and its financial accounting records are maintained in Korean Won. These translations should not be construed as a representation that the Korean Won amounts shown could be converted, realized or settled in US dollars at this or any other rate. The US dollar amounts are provided herein as supplemental information solely for the convenience of the reader. Korean Won amounts are expressed in US dollars at the rate of (Won)1,035.1 : US$1, the US Federal Reserve Bank of New York noon buying exchange rate in effect on December 31, 2004. The US dollar amounts are unaudited and are not presented in accordance with generally accepted accounting principles in either Korea or the United States of America.

4. RESTRICTED CASH AND CASH EQUIVALENT

      Detail of the Company's restricted cash and cash equivalent as of December 31, 2004 is as follows (in Korean won) :

Account                 Creditor    Type of account      Amount           Description
-------                 --------    ---------------    ----------    ---------------------
Short-term financial    Korea       Bank Deposit       20,000,000    Corporate Credit Card
instrument              Exchange
                        Bank

5. ACCOUNTS RECEIVABLE

The following table presents accounts receivable at December 31, 2003 and 2004:

                                           2004               2003
(IN THOUSANDS OF KOREAN WON)         ----------------    -------------
                                     (Won)         -                 -
Due from iCurie Lab Holdings, Ltd            588,624                 -
Others                                           663             8,332

                                     ---------------     -------------
Sub total                                    589,287             8,332
                                     ---------------     -------------
Allowance for doubtful accounts                   (-)               (-)

                                     ---------------     -------------
Account Receivables, net             (Won)   589,287     (Won)   8,332
                                     ===============     =============


6. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment comprise the following at December 31, 2003 and 2004:

                                           2004               2003
(IN THOUSANDS OF KOREAN WON)         ----------------    -------------
Machinery                            (Won)     86,245    (Won)  61,091
Tools                                         219,419          125,072
Vehicles                                        9,740                -

                                     ----------------    -------------
Sub total                                     315,404          186,163
                                     ----------------    -------------
Accumulated depreciation                     (141,207)         (88,506)

                                     ----------------    -------------
Property, plant and equipment, net   (Won)    174,197    (Won)  97,657
                                     ================    =============

7. INTANGIBLE ASSETS

Intangible assets comprise the following at December 31, 2003 and 2004:

(IN THOUSANDS OF KOREAN WON)                         2004                2003
----------------------------                  -----------------    ---------------
Industrial Properties                         (Won)     107,639    (Won)   106,478
Others                                                   17,633             17,633
                                              -----------------    ---------------

Loss on impairment of industrial property              (11,760)                  -

                                              -----------------    ---------------
Sub total                                               113,512            124,111
                                              -----------------    ---------------

Accumulated amortization                                 23,830             17,728
Cost of disposition                                      81,060                  -
                                              -----------------    ---------------
Intangible assets, net                        (Won)       8,622    (Won)   106,383
                                              =================    ===============

Amortization expense for the years ended December 31, 2003 and 2004 amounting to
(Won) 5,419 thousand and (Won) 6,102 thousand, respectively.

Loss on impairment of industrial property for the amount of 11,760 thousand won is due to the abatement of patent for NVIS (Network of Vehicle Information System).

8. SHORT-TERM BORROWINGS

   Details of the Company's short-term borrowings as of December 31, 2004 and 2003 are as follows (IN THOUSANDS OF KOREAN WON):

                                                                  Amounts
                                                            --------------------
      Creditor        Type of borrowing    Interest rate     2004         2003
      --------        -----------------    -------------    -------    ---------
Cho Hung Bank          Operating fund          7.75%        234,000      234,000
Sae Han IT                    "                   5%        290,000      150,000
Kim Il Han                    "                   -               -      100,000
Park Jeong Sik                "                   -               -       56,827
Lee, Jeong Hyun               "                   -          87,235       74,822
Vantage Consulting            "                  12%              -      450,000
                       ---------------                      -------    ---------
                        Total                               611,235    1,065,649
                                                            -------    ---------

9. CONVERTIBLE BOND

Details of issuance of convertible bond are as follows (IN THOUSANDS OF KOREAN
WON):

                                     Date of Issue
                                       (mm/dd/yr)     Date of maturity    Interest rate      2004        2003
                                     -------------    ----------------    -------------    --------     -------
       1st                              10/16/01          12/16/02            7.00%               -           -
       2nd                              10/31/01          10/31/02            7.00                -           -
       3rd                              12/05/01          12/05/04            7.00                      100,000
       4th                              12/18/01          12/18/04            7.00                      100,000
       5th                              11.04/02          11/04/05            7.00                      100,000
       6th                              12/10/02          12/10/07            0.00          300,015     300,015
Sub Total                                                                                   300,015     600,015
Current portion of long term bond                                                                      (200,000)
                                                                                           --------     -------
Total                                                                                       300,015     400,015
                                                                                           --------     -------

1st and 2nd issue of convertible bond were exercised and converted to 8,000 common shares in October 31, 2002 and 3rd, 4th, 5th issue of convertible bond were redeemed in December, 2004.

Details of unexercised convertible bond are as follows:

                                           Type and number of shares
           Amount       Exercise price           upon exercise             Exercise period
        -----------     --------------     -------------------------    ---------------------
6th     300,015,000         45,000                  6,667               2003.12.09~2007.12.10

10. INCOME TAXES

Income before income taxes and tax provision comprises the following:

(IN THOUSANDS OF KOREAN WON)           2004                 2003
----------------------------     ---------------     -----------------
Income before income taxes :
Domestic                         (Won)   758,019     (Won)  (1,135,386)

Income taxes-Current :
Domestic                         (Won)         -     (Won)           -

Income taxes-Deferred :
Domestic                                 367,362            (-) 52,018

                                 ---------------     -----------------
Total income taxes               (Won)   367,362     (Won)  (-) 52,018
                                 ===============     =================

The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities at December 31, 2003 and 2004 are as follows:

(IN THOUSANDS OF KOREAN WON)                   2004                 2003
----------------------------             ----------------    -----------------
Current deferred income tax asset                       -                    -

Non-Current deferred income tax asset    (Won)    432,689    (Won)     800,052

Property, plant and equipment                      14,349               14,349
Net loss carry forwards                           418,340              785,703
                                         ----------------    -----------------

Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the period during which the temporary differences reverse, the outlook for the Korean economic environment, and the overall future industry outlook. Management periodically considers these factors in reaching its conclusion, and has determined that valuation allowance was required as of December 31, 2003 and 2004. Therefore, the management concluded that no deferred tax assets and related valuation allowance are recorded in the company's financial statements with the reason for the remote possibility to generate future taxable income within the period during which the all temporary differences reserve due to the continuing loss from its inception (except sales of patent).

The statutory income tax rate, including tax surcharges, applicable to the Company was approximately 29.7% in 2002. The statutory income tax rate was amended to 27.5% effective for fiscal years beginning January 1, 2005 in accordance with the Corporate Income Tax Law enacted in December 2003. Accordingly, deferred income taxes as of December 31, 2003 and 2004 were calculated based on the enacted rate of 27.5%.

Statutory corporate income tax rate applied to the Company is 29.7% and there is no income tax payable and expense due to cumulative deficit for years.

11. STOCKHOLDERS EQUITY

      COMMON STOCK

The Company's capital stock consists entirely of common stock with a par value of (Won) 5,000 and the numbers of authorized, issued and outstanding shares as of December 31, 2004 and 2003 are as follows (in Korean won) :

                                          2004                     2003
                                   ------------------       -----------------
Authorized shares                      650,000 shares          650,000 shares
                                   ==================       =================

Issued and outstanding shares          275,905 shares          195,905 shares
Par value                          (Won)        5,000       (Won)       5,000
                                   ------------------       -----------------

Common stock balance               (Won)1,379,525,000       (Won) 979,525,000
                                   ==================       =================

The Company issued common shares and detail is as follows:

                                                                                     (Unit: million won)
                                                                          As of December 31, 2004
                                                                    ------------------------------------
                        Number of shares                            Outstanding
BOD resolution date       newly issued             Amount              shares              Amount
-------------------     ----------------     -----------------      -----------      -------------------
     2004.4.22              80,000           (Won) 400,000,000        275,905        (Won) 1,379,525,000

      RETAINED EARNINGS (DEFICITS)

The company carries undisposed deficits amounting to (Won) 3,684 million and
(Won) 2,926 million for the years ended December 31, 2003 and 2004, respectively.

12. INCOME (LOSS) PER SHARE

Loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the year.

Loss per share amounts for the years ended December 31, 2004 and 2003 are as follows:

      (1) Basic Income (loss) per share

                                                                               (in Korean won)
                                                              2004                   2003
                                                       -----------------     --------------------
Net Income (loss) available for common stockholders    (Won) 758,019,534     (Won) (1,135,385,815)
Weighted average number of shares outstanding                    250,987                  195,905
                                                       -----------------     --------------------

Ordinary Income (loss) per share                       (Won)       3,020     (Won)         (5,795)
                                                       =================     ====================

Net Income (loss) per share                            (Won)       3,020     (Won)         (5,795)
                                                       =================     ====================

Diluted loss per share is computed in a manner consistent with that of basic earnings per share while giving effect to all potentially dilutive common shares that were outstanding during the period.

      (1) Dilutive income (loss) per share

                                                                               (in Korean won)
                                                              2004                   2003
                                                       -----------------     --------------------
Net Income (loss) available for common stockholders    (Won) 758,019,534     (Won) (1,110,820,873)
Weighted average number of shares outstanding                    257,654                  210,072
                                                       -----------------     --------------------

Ordinary Income (loss) per share                       (Won)       2,942     (Won)         (5,288)
                                                       =================     ====================

Net Income (loss) per share                            (Won)       2,942     (Won)         (5,288)
                                                       =================     ====================

13. COMMITMENTS

      According to the loan agreement on May 21, 2004 with Sea Han IT, the Company endowed with goodwill right to Sae Han IT. On December 31, 2004, the Company entered in to an additional agreement with Sae Han IT and B.A.C. Network.

      The Company agreed to provide 50% of gross margin to B.A.C. Network. Gross margin is determined based on the difference between supplier's unit cost and selling price to purchaser. The Company set range of purchaser to LG Electronics, LGIBM, and others to which LG Electronics and LGIBM supply its product related Micro Cooling System.

      Details of borrowing is as follows:
      Loan amount: (Won) 290,000,000
      Maturity: 2years and 4months after initial distribution of gross margin Interest rate: 5%

      However, gross margin share agreement will be expired upon request by Sea Han IT if the accompanying business (MCS) shall not be launched until May 15, 2005. Upon the event stated above, The Company should provide 25% of gross margin to B.A.C. Network from MCS business for 3 years form the date of initial sales.

      B.A.C. Network will automatically terminate agreement among parties upon pre-redemption request by B.A.C. Network. In addition, B.A.C. Network can request extension of the agreement for 2years and 3 months from maturity date instead of redemption of (Won) 290,000,000. Both parties could alter the range of purchaser when sales volume is extremely low from designated purchasers set forth above.

14. RELATED PARTY TRANSACTIONS

      The Company's significant account balances and transactions with related parties as of and for the years ended December 31, 2004 and 2003 are summarized as follows:

                                                                                (Unit: Thousand won)
      Related Party                 Account Name         2004       2003           Description
--------------------------    ---------------------    -------    -------    -----------------------
ICurie Lab Holdings, Ltd.,      Account Receivable     588,623          -     Disposition of patent
                                                       -------    -------

Jeong Hyun, Lee (CEO)         Short Term Borrowings     87,235     74,823    For Operating Expenses
                                                       -------    -------

IL Han, Kim (CEO's wife)      Short Term Borrowings          -    100,000    For Operating  Expenses
                                                       -------    -------

Jeong Won, Lee and others     Short Term Loans          72,400    55,000
(CEO's Brother)
                                                       -------    -------

15. ASSETS PLEDGED AS A COLLATERAL

      Details of assets pledged as a collateral for borrowings as of December 31, 2004 and 2003 are as follows:

                                                                       (Unit: thousand)
      Creditor            Asset pledged       Collateral value         Description
-------------------    -------------------    ----------------    ---------------------
Korea Exchange Bank        Bank Deposit             20,000        Corporate Credit Card
Sae Han IT             Patent (SSMS, NVIS)         290,000             Borrowings

16. GUARANTEES PROVIDED BY OTHERS

      Details of guarantees provided by other parties for short-term borrowings as of December 31, 2004 are as follows:

                                                                               (Unit: thousand)
        Provider               Guaranteed amount          Claimant                  Period
-----------------------        -----------------        -------------         -----------------
Korea Technology Credit             210,600             Cho Hung Bank         05/29/04~05/27/05
     Guarantee Fund

17. SELLING AND ADMINISTRATIVE EXPENSES

      The details of selling and administrative expenses for the years ended December 31, 2004 and 2003 are as follows:

                                                               (Unit: won)
                                     2004                      2003
                             -------------------       -------------------
Salaries                     (Won)   373,911,280       (Won)   158,780,414
Wages                                  8,476,300                         -
Severance pay                                  -                11,046,000
Employee welfare                     171,092,673                62,279,848
Travel expense                       266,774,544               101,248,612
Communication expense                 30,336,093                17,229,243
Utilities                              5,498,008                         -
Tax and due                            7,887,140                   365,620
Rent                                  44,278,747                76,670,180
Maintenance of vehicle                35,857,584                   194,000
Training                               1,091,100                         -
Insurance                                876,970                         -
Entertainment                          1,156,819                 3,180,500
Office supplies                       25,849,483                 1,909,130
Publication expense                    2,477,671                 1,277,030
Freight expense                        2,403,420                   554,500
Commission                           392,688,976                28,730,397
Repairs                               13,053,164                 1,746,000
Depreciation                          32,722,539                18,308,763
Amortization                           6,102,500                 5,419,333
R&D Expenses                         902,797,019               565,917,594
Others                                 3,961,888                 2,552,921
                             -------------------       -------------------
Total                        (Won) 2,329,293,918       (Won) 1,057,410,085
                             ===================       ===================

18. GOING CONCERN

      These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the payment of liabilities in the ordinary course of business.

      Despite a net income of 758,019 thousand Korean won for the years ended December 31, 2004, iCurie Lab Inc (the "Company") has incurred significant operating losses in previous years and as at December 31, 2004, has a working capital deficiency of 179,694 thousand Korean won (2003yr (-)1,268,854 thousand Korean won). In addition, due to the cumulative deficits, the Company total liabilities are greater than the Company's total assets by the amount of 246,060 thousands Korean won as of December 31, 2004. Its continued existence as a going concern is dependent upon the Company's ability to raise additional capital, to increase sales, and ultimately become profitable.

      Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

      The Company believes that future shares issuance and certain sales related efforts would provide sufficient cash flow for it to continue as a going concern in its present form.

      However, there can be no assurances that the Company will achieve such results.

      Accordingly, the financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustments that might be necessary should the Company be unable to continue as a going concern."